Exhibit 99.2

IN THE UNITED STATES DISTRICT COURT
FOR THE DISTRICT OF NORTH DAKOTA
NORTHWESTERN DIVISION

WILLISTON HUNTER ND, LLC and	§
MAGNUM HUNTER RESOURCES	§
CORPORATION	§
	§	CIVIL ACTION NO.
Plaintiffs,	§
	§	______________
VS.	§
§
§
EAGLE OPERATING, INC.	§
§
Defendant.	§

COMPLAINT

Plaintiffs, Williston Hunter ND, LLC (“Williston Hunter”) and Magnum Hunter Resources Corporation (“Magnum Hunter”), by and through their attorney and for their Complaint against Eagle Operating, Inc. (“Eagle”) do hereby state and allege the following:
PARTIES
1.           Williston Hunter is a limited liability company formed under the laws of the State of Delaware, with its principal place of business at 410 17th Street, Suite 1000, Denver, CO 80202.
2.           Magnum Hunter is a corporation formed under the laws of the State of Delaware, with its principal place of business at 777 Post Oak Blvd., Suite 650, Houston, TX 77056.
3.           Eagle is a corporation formed under the laws of the State of North Dakota, with its principal place of business located at 1222 North Central Avenue, Kenmare, ND 58746-7629.
JURISDICTION AND VENUE
4.           This Court has subject matter jurisdiction over this matter pursuant to 28 U.S.C § 1332(a) because there exists complete diversity of citizenship between the parties and the amount of controversy, exclusive of interest and costs, far exceeds the jurisdictional minimum of $75,000.

5.           Venue is proper with this Court because the parties have agreed and consented to exclusive venue in the courts of North Dakota, pursuant to the terms of the PSA, defined below, which is now made the basis of this action.
STATEMENT OF FACTS
6.           On or about January 25, 2007, Magnum Hunter1 bought and acquired from Eagle an undivided 50% of Eagle’s right, title, and interest in certain oil and gas properties, wells, and leases located in North Dakota, including an undivided 50% interest in all of Eagle’s rights with respect of any pooled or unitized acreage located in whole or in part within the properties by virtue of the leases, and an undivided 50% interest in any of Eagle’s rights applicable to, or pertinent to, the ownership of the properties and lands and the ownership and operation of the wells (collectively referred to as the “Properties”).   Magnum Hunter and Eagle also established a joint venture for the primary and secondary development of Properties jointly owned by them.  Because of Eagle’s mismanagement and imprudent operation of the Properties, Magnum Hunter brought a lawsuit in 2010 against Eagle, styled as: Civil Action No. 4:10-cv-0030; Magnum Hunter Resources Corporation vs. Eagle Operating, Inc.; In the United States District Court for North Dakota, Northwestern Division (the “Lawsuit”).  A preliminary injunction was issued by the federal court enjoining Eagle from any further drilling operations pending a trial on Magnum Hunter’s claims for actual damages.  After lengthy litigation and two separate mediation sessions, Magnum Hunter and Eagle resolved their dispute through Magnum Hunter’s contemplated buy-out of Eagle’s remaining interests in the Properties.  This resolution of the dispute was embodied in the definitive Purchase and Sale Agreement (“PSA”) entered into, on August 4, 2011, by and among Eagle, as Seller, Williston Hunter, as Buyer, and for limited purposes therein, Magnum Hunter.

 1 Magnum Hunter was formerly known as Petro Resources, Inc. at the time of the 2007 acquisition transaction.

7.           Under the terms of the PSA, Magnum Hunter, through its wholly-owned subsidiary, Williston Hunter, would acquire from Eagle certain oil and gas leases, wells and other related assets located in North Dakota (“Assets”), in return for a purchase price consisting of $55 million in cash (“Cash Consideration”) and $2 million in Magnum Hunter’s restricted common stock. The sale of the Assets under the PSA was to be effective as of April 1, 2011 (the “Effective Time”).  The PSA contained standard and customary provisions for the adjustment of the Cash Consideration relating to production revenue from and ordinary operating expenses of the Assets to take into account the agreed upon Effective Time.  Significantly, the PSA also contained a “Settlement Agreement and Mutual Releases” instrument wherein Eagle agreed to release Magnum Hunter from all claims and liabilities related to litigation between them including disputed costs associated with Eagle’s unauthorized drilling and completion of a number of wells referred to as the EFMU Wells.  The settlement and release of these claims was an integral part of and the reason behind the PSA, as illustrated in the opening recital of the PSA.
8.           The closing of all transactions under the PSA was to commence at 10:00 a.m. MT, on August 18, 2011 (the “Closing Date”).
9.           On August 15, 2011, three (3) days before the closing of the PSA transaction, Eagle delivered to Williston Hunter a “Preliminary Settlement Statement” that was supposed to set forth Eagle’s “good faith” estimate of each adjustment to be made to the Cash Consideration in accordance with Sections 2.4(a) and 2.4(b) of the PSA, together with all reasonable supporting documentation.  However, the Preliminary Settlement Statement prepared and delivered by Eagle substantially failed to satisfy the requirements of the PSA because it included adjustment items not within the delineated scope of allowable adjustments.  Therefore, such items are prohibited under the PSA.

10.           Among the several improper adjusted items that Eagle included in its Preliminary Settlement Statement, one particular adjustment was an item for an upward adjustment of the Cash Consideration in excess of $5.9 million.  This particular adjustment item represented the actual historical drilling and completion costs of the EFMU Wells, which are the subject of the Lawsuit filed in 2010 by Magnum Hunter against Eagle because of Eagle’s unauthorized drilling of the EFMU Wells and other inappropriate conduct orchestrated by Eagle in its operation of the Assets including improper billings to the parties’ joint-interest account as revealed by an independent third party audit.  It cannot be disputed that the $5.9 million adjustment item related to activities all of which occurred prior to the Effective Time of the PSA.
11.           Eagle’s putative basis for including the $5.9 million capital expenditures for the EFMU Wells in the Preliminary Settlement Statement, as communicated to Williston Hunter, was a provision of the PSA permitting an adjustment to the Cash Consideration for “an amount equal to all prepaid expenses attributable to the Assets that are paid by Seller … attributable to the ownership and operation of the Assets on and after the Effective Time …”.  Capital expenditures (i.e. drilling and completion costs) for wells drilled prior to the Effective Time do not by any stretch of the imagination relate to the ownership and operation of the Assets after the Effective Time.  By Eagle’s strained “logic”, the cost of every lease and well included in the Assets would be added to the purchase price as an “adjustment” to effectively double the consideration being paid for such Assets.  Such provision incorrectly invoked by Eagle is a customary provision of any standard purchase and sale agreement in the oil and gas industry and clearly designed to cover prepaid expenditures that straddle the Effective Time, such as property taxes and insurance that had been paid before the closing but related to periods after the Effective Time, which would be prorated between the parties based on the period of time before and after the Effective Time to which the prepayment related.  This provision did not allow for Eagle’s claims for adjustment nor did any of the other provisions set forth in the PSA that enumerate the permitted items of adjustment.

12.           In reality, the Preliminary Settlement Statement is Eagle’s intentional and bad faith attempt to increase the Cash Consideration for items that have no basis whatsoever under the terms of the PSA, such as items which are the subject of litigation claims to be released by Eagle at closing.  Eagle’s inclusion of the $5.9 million capital costs of the EFMU Wells is not only prohibited by the PSA, but the costs and expenses underlying the adjustment are the very same amounts that Eagle agreed to discharge and release Magnum Hunter from under the “Settlement Agreement and Mutual Releases” contained in the PSA.  Thus, Eagle is attempting to create a false mechanism for Williston Hunter to pay unauthorized capital expenditures for the EFMU Wells through an illogical and untenable interpretation of the PSA, while at the same time agreeing to release Magnum Hunter and Williston Hunter for litigation claims associated with such capital expenditures.   In effect, Eagle was demanding that Magnum Hunter pay the $5.9 million cost for the EFMU Wells on the same day that Eagle was agreeing to release Magnum Hunter from ever paying these amounts.
13.           The Preliminary Settlement Statement delivered by Eagle also failed to include reasonable supporting documentation, which Eagle was obligated to prepare and deliver under the PSA.
14.           By letters dated August 16, 2011 and August 17, 2011, Williston Hunter and Magnum Hunter gave written notice to Eagle of their objections to the Preliminary Settlement Statement, and specifically the inclusion of improper adjustment items for which no amount of adjustment is ever permitted under any provision of the PSA; and as such, Magnum Hunter advised Eagle of its material breach of the PSA.  Williston Hunter and Magnum Hunter also informed Eagle that they stood ready and willing to consummate the transactions contemplated by the PSA on the Closing Date, provided that Eagle timely remedied its breach of the PSA by providing a revised Preliminary Settlement Statement corrected in accordance with Williston Hunter’s and Magnum Hunter’s stated objections.  This, Eagle did not do.

15.             Eagle failed to correct the Preliminary Settlement Statement by removing items not permitted under the PSA, and Eagle failed to perform and satisfy all necessary pre-closing conditions and obligations required under the PSA, by the Closing Date.  As a result, Eagle has defaulted on its obligations under the PSA.
16.           As a result of Eagle’s material breach of the PSA and its failure to timely satisfy the conditions to Williston Hunter’s and Magnum Hunter’s obligations to close the transaction, Williston Hunter and Magnum Hunter were unable to consummate the purchase of the Assets.
17.           Magnum Hunter has entered into certain customary commodity hedges, the cost of which will not be known until the expiration of the hedge contracts.  These hedges were taken in anticipation of hydrocarbon production from the Assets that would have been acquired by Williston Hunter and Magnum Hunter had Eagle not breached the PSA.  As a result of Eagle’s default, during the time period between the scheduled August 18, 2011 Closing Date and the date the Assets are ultimately conveyed to Williston Hunter following an order of specific performance from this Court, Magnum Hunter and Williston Hunter will be unable to protect themselves from possible declines in commodity prices through the establishment of customary commodity hedges, subjecting Williston Hunter and Magnum Hunter to additional future damages.

18.           As a further result of Eagle’s default, Williston Hunter and Magnum Hunter are unable to develop or manage the Assets, during the time period between the scheduled August 18, 2011 Closing Date and the date the Assets are ultimately conveyed to Williston Hunter following an order of specific performance from this Court, and Williston Hunter and Magnum Hunter are prevented from taking actions necessary for the protection of the Assets now known to have been mismanaged by Eagle so long as it remains operator of the Assets.
19.           Magnum Hunter is a publicly held company with common stock traded on the New York Stock Exchange and two classes of preferred stock listed on the NYSE Amex.  Any negative impact from Eagle’s default under the PSA on the market price of Magnum Hunter’s common and preferred stock would negatively impact Magnum Hunter’s market capitalization and could adversely affect its ability to effect financing transactions, access the capital markets and engage in acquisition activities.
20.           Williston Hunter and Magnum Hunter have performed and satisfied all of their pre-closing conditions and obligations and were ready, willing and able to submit their deliveries required by them at or by the time of the Closing Date.
FIRST CLAIM FOR RELIEF
Breach of Contract/Third Party Beneficiary
21.           The allegations contained in Paragraphs 1 through 19 are incorporated herein by reference for all purposes.
22.           The PSA is a valid, enforceable written contact that was entered into by and among Eagle, Williston Hunter, and for the limited purposes therein, Magnum Hunter.  The PSA also evinces a clear intent to benefit Magnum Hunter.  The PSA provides Magnum Hunter is entitled to rely on the representations, warranties and agreements contained in the PSA.  As set forth above, Eagle materially breached the PSA, and as result Williston Hunter and Magnum Hunter have suffered and will continue to suffer damages. Eagle’s intentional and bad faith actions in the preparation and delivery of the improper Preliminary Settlement Statement furthered breached a separate duty of good faith and fair dealing owed to Williston Hunter and Magnum Hunter under the PSA, thereby entitling Williston Hunter and Magnum Hunter to recover damages for the same in addition to the contract damages that can be recovered by virtue of the breaches of the PSA.

23.           As a result of Eagle’s actions in breaching the PSA and default in the performance by Eagle of the covenants, agreements and obligations that were to be timely performed pursuant to the PSA, Williston Hunter and Magnum Hunter are entitled to equitable relief in the form of specific performance, as well as legal relief in the form of actual damages, including compensatory, consequential and general damages.
24.           Eagle’s breach of the PSA and failure to perform its obligations under the PSA has caused and continues to cause irreparable damage to Williston Hunter and Magnum Hunter.
SECOND CLAIM FOR RELIEF
Indemnification

25.           The allegations contained in Paragraphs 1 through 23 are incorporated herein by reference for all purposes.
26.           As inducement for Williston Hunter and Magnum Hunter to enter into the PSA, Eagle agreed under the PSA that it would indemnify and hold Williston Hunter and Magnum Hunter harmless from and against any indemnified Losses, as defined by the PSA, including those resulting from “the breach of, or default in the performance by [Eagle] of, any covenant, agreement or obligation to be performed by [Eagle] pursuant to the [PSA].”

27.           Williston Hunter and Magnum Hunter have incurred, and continue to incur, indemnified Losses as a result Eagle’s actions in breaching the PSA and default in the performance by Eagle of the covenants, agreements and obligations that were to be timely performed pursuant to the PSA.
28.           Accordingly, in addition to all of the damages caused by Eagle’s breach of and failure to comply with its contractual obligations, Williston Hunter and Magnum Hunter also seek a judgment ordering Eagle to provide indemnity to Williston Hunter and Magnum Hunter as promised.
CONDITIONS PRECEDENT
29.           All conditions precedent to the Williston Hunter’s and Magnum Hunter’s claim for relief have been performed, have occurred, or have been waived.
ATTORNEYS’ FEES
30.           Williston Hunter and Magnum Hunter retained the undersigned attorneys to represent them in prosecuting this action.   Pursuant to the terms of the PSA, Williston Hunter and Magnum Hunter are entitled to recover from Eagle all reasonable attorneys’ fees.
JURY DEMAND
31.           Williston Hunter and Magnum Hunter hereby demand a trial by jury on all issues triable of right by jury in the maximum number allowed by law or Court rules.  Simultaneous with the filing of this Complaint, Plaintiffs have paid the required jury fee.

PRAYER

32.           WHEREFORE, Williston Hunter and Magnum Hunter pray for relief and judgment as follows against Eagle for:
a.	Compensatory, consequential and general damages in an amount to be determined at trial;

b.	Specific performance of the PSA and related agreements;
c.	Costs and reasonable attorneys’ fees:
d.	Pre-judgment and post-judgment interest; and
e.	Such other relief as the Court deems just and equitable.
DATED:                      August 19, 2011.

MCFALL, BREITBEIL & SMITH, P.C.

By: /s/ Kraft G. Eidman, Jr.
Kraft G. Eidman, Jr.
Texas Bar No. 06498300
S.D. Tex. Admissions No. 14521
1250 Four Houston Center
1331 Lamar Street
Houston, Texas  77010
Email:  kgeidman@mcfall-law.com
Telephone:  (713) 590-9300
Facsimile:  (713) 590-9399
ATTORNEYS-IN -CHARGE FOR PLAINTIFFS

OF COUNSEL:
John W. Morrison, ND Bar # 03502
Crowley Fleck PLLP
P.O. Box 2798
400 East Broadway, Suite 600
Bismarck, North Dakota   58501
Email:  jmorrison@crowleyfleck.com
Telephone: (701)223-6585
Facsimile: (701)222-4853